UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2011

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 621-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2011, our board of directors, upon the recommendation of the compensation committee of our board of directors, approved the Management Incentive Plan for 2011. The incentive plan was adopted to reward senior employees, for their performance in meeting corporate and personal goals. Our executive officers are eligible to participate under the bonus plan.

Under the terms of the bonus plan, our eligible executive officers will receive bonuses if our company meets certain corporate goals and they meet certain personal goals. The relative weight assigned to corporate goals and personal goals varies among participants, and ranges from 50% to 85% and 50% to 15%, respectively. The corporate goals relate to our revenue, churn % and our adjusted earnings before interest, taxes, depreciation and amortization, or EBITDA. The amount of bonus payable with respect to the achievement of corporate goals and personal goals will vary depending upon the percent of the respective goals that are achieved. The eligible bonus amount for each of our chief executive officer, Douglas N. Johnson, and our chief financial officer, J. Paul Quinn is $50,000 and $23,000, respectively.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated: January 6, 2011	Telanetix, Inc.
By:	/s/ J. Paul Quinn
J. Paul Quinn Chief Financial Officer